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                                                                   EXHIBIT 10.48

[LOGO] VLSI TECHNOLOGY, INC.
                                                                RICHARD M. BEYER
                                           President and Chief Operating Officer


August 6, 1997



Mr. Doug McBurnie
31 Carver Lane
Sunol, CA 94586

Re:  Offer of Employment

Dear Doug,

We are happy to make you this offer of employment at VLSI Technology, Inc. under the following terms and conditions:

1. Your title will be Senior Vice President -- Computer & Consumer Products Group reporting to me.

2. Your base compensation will be $11,539 per pay period, which equals $300,014 annually.

3. The Company will recommend to the Board of Directors that you be granted 150,000 shares of VLSI stock under the Company's Stock Option Plan vesting one-third per year over 3 years, at the Fair Market Value of the stock on the day of approval by the Board of Directors.

4. You will be eligible to participate in the 1997 Management Incentive Plan. This Plan provides for an annual bonus which is based upon achievement of target annual profit for the Company, annual department or business unit goals and individual performance. Your Management Incentive Bonus target will be 60% of your 1997 earnings.

5. At the completion of each of your first three years of service, the company will credit into a deferred compensation account $500,000 on or about the date each year of service is completed. While the details are yet to be finalized, our goal, ultimately, will be an arrangement permitting you to receive a stream of payments when you resign from VLSI but no sooner than after you have completed three years of service.

6. You will be entitled to receive VLSl's benefits made available to all VLSI employees to the full extent of your eligibility. This will include a competitive life insurance, medical and dental plan.

7. In accordance with the requirements of the Immigration Reform and Control Act of 1986, you will be required to provide verification of your identity and legal right to work in the United States. This documentation must be presented on your first day of employment.





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Doug McBurnie
August 6, 1997
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8.   A "Proprietary Information and Inventions Agreement" will be signed and accepted upon your first day of work.

9. This offer is contingent upon successfully passing VLSl's pre-employment drug screen. Failure to report for the drug screen within 48 hours of acceptance of this written offer will result in withdrawal of this offer. Please schedule an appointment with the Peninsula Industrial Medical Clinic, 1197 E. Arques, Sunnyvale, CA 94086, (408) 773-9000 for the drug screen. If you reside outside of the San Jose, CA area please contact Diane Neu, VLSI Staffing Administrator at (408) 434-7753 to arrange for drug screening.

10. Nothing in the employment process, this employment offer, or your future employment should be construed as a guarantee of continued employment, but rather, employment with the Company is on an "at will" basis. This means that the employment relationship may be terminated at any time by either the employee or the Company for any reason not expressly prohibited by law. Any written or oral statement to the contrary by a supervisor, corporate officer or other agent of the Company is invalid and should not be relied upon. The terms and conditions of your employment with VLSI may change, but will not affect the "at will" employment relationship between yourself and VLSI.

11.  Please be aware that we are a 100% smoke free environment.

Please sign and date one copy of this letter indicating your acceptance and start date, and return to Art Gemmell, VLSI Technology, Inc., 1109 McKay Drive, MS/26A, San Jose, CA 95131.

We recognize, Doug, that you have great potential and we are confident you will be a valuable asset to our team. The infusion of new talent and enthusiasm is vital to our status as an industry leader and this offer exhibits our belief in you becoming an important contributor.

Sincerely,

/s/ RICHARD M. BEYER
--------------------------------
Richard M. Beyer
President & Chief Operating Officer
VLSI Technology, Inc.

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